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Exhibit 10.1

FIRST AMENDMENT TO
STOCKHOLDERS AGREEMENT

        This First Amendment (this "Amendment") to the Stockholders Agreement, dated as of June 12, 2001 among Alliance Data Systems Corporation (the "Issuer"), Limited Commerce Corp. ("Limited Commerce"), Welsh, Carson, Anderson & Stowe VI, L.P. ("WCAS VI"), Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII"), Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS VIII"), WCAS Information Partners, L.P. ("WCAS IP"), WCAS Capital Partners II LP ("CP II") and WCAS Capital Partners III LP ("CP III") (the "Agreement") is executed and delivered as of April 9, 2003 and will become effective at the time determined in accordance with Section 2 hereof. Capitalized terms used in this Amendment, but not otherwise defined, will have the meanings ascribed in the Agreement.

RECITALS

        A.    Section 4.01(a) of the Agreement provides, among other things, that (i) WCAS VII shall be entitled, but not required, to designate three members of the Issuer Board so long as it owns more than 20% of the Common Stock then outstanding and (ii) Limited Commerce and its Permitted Transferees (taken as a group) shall be entitled, but not required, to designate (A) two members of the Issuer Board as long as they own more than 10% of the Common Stock then outstanding and (B) one member of the Issuer Board as long as they own between 10% and 5% of the Common Stock then outstanding.

        B.    Limited Commerce intends to sell at least 7,000,000 shares of the Common Stock held by it in a registered offering on or about April 30, 2003, as a result of which Limited Commerce may own less than 10% of the Common Stock then outstanding (the "Contemplated Registered Offering").

        C.    The parties to the Agreement wish to amend Section 4.01(a) of the Agreement pursuant to Section 5.03(b) of the Agreement to provide that Limited Commerce and its Permitted Transferees (taken as a group) shall be entitled, but not required, to designate (i) two members of the Issuer Board as long as they own more than 9% of the Common Stock then outstanding and (ii) one member of the Issuer Board as long as they own between 9% and 5% of the Common Stock then outstanding if the Contemplated Registered Offering occurs.

STATEMENT OF AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, set forth in this Amendment and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        Section 1.    Amendment.    Section 4.01(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 4.01.    Composition of the Board.    (a) The Issuer Board shall consist of nine members. WCAS VII shall be entitled, but not required, to designate three members of the Issuer Board so long as it owns more than 20% of the Common Stock then outstanding. Limited Commerce and its Permitted Transferees (taken as a group) shall be entitled, but not required, to designate two members of the Issuer Board as long as they own more than 9% of the Common Stock then outstanding. Limited Commerce's right to designate members of the Issuer Board pursuant to this Section 4.01 shall terminate at such time as Limited Commerce and its Permitted Transferees (taken as a group) hold less than 5% of the Common Stock then outstanding. Limited Commerce and its Permitted Transferees (taken as a group) shall be entitled, but not required, to designate one member of the Issuer Board, as long as they own between 9% and 5% of the Common Stock then outstanding. Each Holder entitled to vote for the election of the directors to the Board agrees that it will vote all of its Voting Securities or execute consents, as the case may be, and take all other necessary action (including causing the Issuer to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 4.01(a).

        Section 2.    Effectiveness.    This Amendment shall become effective upon the closing of the Contemplated Registered Offering. In the event that the closing of the Contemplated Registered Offering has not occurred by June 30, 2003, this Amendment shall terminate and be of no further force or effect.

        Section 3.    Headings.    The headings in this Amendment are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

        Section 4.    Applicable Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

        Section 5.    Original Agreement.    Except as amended or modified pursuant to this Amendment, the terms of the Agreement shall remain in full force and effect.

        Section 6.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ALLIANCE DATA SYSTEMS CORPORATION
/s/ J. MICHAEL PARKS By: J. Michael Parks, Chairman, President and Chief Executive Officer
LIMITED COMMERCE CORP.
By:	/s/ DAVID H. HASSON Name: David H. Hasson Title: Vice President
WELSH, CARSON, ANDERSON & STOWE VI, L.P.
By:	/s/ JONATHAN M. RATHER Jonathan M. Rather, Attorney-in-Fact
WELSH, CARSON, ANDERSON & STOWE VII, L.P.
By: WCAS VII Partners, L.P., General Partner
/s/ JONATHAN M. RATHER Jonathan M. Rather, General Partner
WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
By: WCAS VIII Associates LLC, General Partner
/s/ JONATHAN M. RATHER Jonathan M. Rather, Managing Member

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WCAS INFORMATION PARTNERS, L.P.
By:	/s/ JONATHAN M. RATHER Jonathan M. Rather, Attorney-in-Fact
WCAS CAPITAL PARTNERS II LP
By:	/s/ JONATHAN M. RATHER Jonathan M. Rather, Attorney-in-Fact
WCAS CAPITAL PARTNERS III LP
By: WCAS CP III Associates LLC, General Partner
/s/ JONATHAN M. RATHER Jonathan M. Rather, Managing Member

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  Exhibit 10.1
FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT
RECITALS
STATEMENT OF AGREEMENT